UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 16, 2008
(September 10, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01  Other Events.

On September 10, 2008, Public Service Company of New Mexico (“PNM”), which is a wholly-owned subsidiary of PNM Resources, Inc. (“PNMR”), the staff of the New Mexico Public Regulation Commission (“NMPRC”), the New Mexico Attorney General’s Office, the City of Albuquerque and the Coalition for Clean Affordable Energy signed a stipulation supporting the recovery of the costs of adding 357 megawatts to PNM’s retail generation portfolio. Other parties may support the stipulation, oppose it, or take no position. The stipulation is subject to approval by the NMPRC, which as of September 16, 2008, has not scheduled hearings on the stipulation.

The stipulation provides that PNM should be able to recover the costs of the purchase-power agreement associated with a 145-megawatt natural gas generation plant in Valencia County, just south of Albuquerque, as well as operating the Luna Energy Facility and the Lordsburg Generation Station as jurisdictional plants to serve retail customers. Additionally, the stipulation provides for approval of PNM’s acquisition of the beneficial interest in 29.8 megawatts of  the Palo Verde Nuclear Generating Station Unit 2, which is currently leased from another subsidiary of PNMR.

    On September 10, 2008, PNMR issued a press release announcing the stipulation.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number                    Exhibit

99.1 Press Release dated September 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: September 16, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)